Exhibit 10

WENDY’S INTERNATIONAL, INC.

2003 STOCK INCENTIVE PLAN

     Section 1. Purpose. The purpose of this Wendy’s International, Inc. 2003 Stock Incentive Plan (the “Plan”) is to strengthen Wendy’s International, Inc. (the “Company”) by providing an incentive to the employees and directors of the Company and its subsidiaries (the ”Subsidiaries”) and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment) and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock, Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards, Share Awards and Stock Units (as each term is herein defined).

     Section 2. Administration of the Plan.

          2.1 Committee Composition; Powers. The Board shall appoint a committee (the “Committee”) of not less than three (3) members of the Board to administer the Plan. The members of the Committee shall serve at the pleasure of the Board, which shall have the power at any time, or from time to time, to remove members from the Committee or to add members thereto. Each member of the Committee shall be a Nonemployee Director and an Outside Director and shall satisfy any applicable stock exchange requirements. The Committee shall construe and interpret the Plan, establish such operating guidelines and rules as it deems necessary for the proper administration of the Plan and make such determinations and take such other action in connection with the Plan as it deems necessary and advisable. It shall determine the Eligible Individuals to whom and the time or times at which Awards and Options shall be granted, the number of Shares to be subject to each Award and Option, the terms and conditions of each Award and Option (and amendments thereto) and the duration of leaves of absence which may be granted to Grantees and Optionees without constituting a termination of their employment, or status as a director for purposes of the Plan. Any such construction, interpretation, rule, determination or other action taken by the Committee pursuant to the Plan shall be final, binding and conclusive on all interested parties, including without limitation the Company and all Grantees and Optionees.

          2.2 Committee Action. Actions by a majority of the Committee at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Option granted under it.

          2.3 No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.

     Section 3. Maximum Number of Shares Subject to Plan.

          3.1 Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. The aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan shall not exceed 3,600,000; provided, however, that in the aggregate, not more than 2,200,000 Shares may be made the subject of Restricted Stock Awards, Restricted Stock Units, Performance Awards and Share Awards under the Plan. The number of Shares that may be the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 125,000 Shares. The number of Shares that may be the subject of Performance Shares granted to an Eligible Individual in any calendar year may not exceed 125,000 Shares. The dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive in any calendar year in respect of Performance Units denominated in dollars may not exceed $ 4,000,000.

          3.2 Calculating Shares Available.

               (i) Upon the granting of an Award or an Option, the number of Shares available under this Section 3 for the granting of further Awards and Options shall be reduced as follows:

                    (a) In connection with the granting of an Award or an Option (other than the granting of a Performance Unit denominated in dollars or Dividend Equivalents), the number of Shares available under this Section 3 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated; provided, however, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the Option Price, the maximum number of Shares available under this Section 3 shall be increased by the number of Shares so tendered.

                    (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares available under this Section 3 for the granting of further Options and Awards initially shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part with a different number of Shares.

                    (c) In connection with the granting of a Dividend Equivalent Right, the number of Shares available under this Section 3 shall not be reduced; provided, however, that if Shares are issued in settlement of a Dividend Equivalent Right, the number of

Shares available for the granting of further Options and Awards under this Section 3 shall be reduced by the number of Shares so issued.

               (ii) Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

     Section 4. Restricted Stock; Stock Units.

          4.1 Restricted Stock. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Restricted Stock, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 4.1.

               (i) Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

               (ii) Non-Transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 4.1(iii), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

               (iii) Lapse of Restrictions.

                    (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

                    (b) Effect of Change in Control. Upon a Change in Control, the restrictions upon Shares of Restricted Stock shall lapse.

               (iv) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

               (v) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

          4.2 Stock Unit Awards.

               (i) Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.

               (ii) Payment of Awards. Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

               (iii) Effect of Change in Control. Upon a Change in Control, Stock Units shall become fully vested.

     Section 5. Non-Employee Director Restricted Stock Grants.

          5.1 Formula Restricted Stock Grants. Beginning in 2004, subject to the approval of the Plan by the Company’s stockholders as provided for in Section 28, each Eligible

Director shall be granted 1,375 Shares of Formula Restricted Stock under the Plan. Such Formula Restricted Stock shall be granted on the date on which the regularly scheduled Board meeting is held during the Company’s second fiscal quarter. In the event that an insufficient number of Shares remains available under the Plan for issuance to all Eligible Directors in a fiscal year, then unless the Plan is amended to provide additional Shares or the Company adopts another stock plan under which the Eligible Directors can participate, the Eligible Directors shall participate on a pro-rata basis.

          5.2 Formula Restricted Stock Agreements. All Formula Restricted Stock shall be evidenced by an Agreement, which shall include the following terms and conditions:

               (i) Grantee and Number of Shares. Each Agreement shall state the name of the Eligible Director to whom the Formula Restricted Stock has been granted and shall state the number of Shares of Formula Restricted Stock granted.

               (ii) Rights of Grantee. Shares of Formula Restricted Stock shall be issued to an Eligible Director as soon as practicable after the Award is granted provided that the Eligible Director has executed an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement. Shares issued in connection with a Formula Restricted Stock Award shall be held by the Company in escrow. Upon issuance of the Shares, the Grantee shall have all the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that (a) any such dividends or distributions paid in cash shall be automatically reinvested by the Company in Shares and (b) all such reinvested dividends and distributions and all other dividends or distributions shall be deferred and shall be held by the Company in escrow and shall be subject to the same restrictions on transfer, risk of forfeiture and vesting schedule as the Shares in respect of which such dividends or other distributions were granted. The number of Shares issued in respect of any cash dividends or distributions reinvested in accordance with the preceding sentence shall be equal to the aggregate amount of any such cash dividends or distributions divided by the Fair Market Value of a Share on the date such dividends or distributions are paid; provided that no fractional Shares shall be issued. The amount of any cash dividends or distributions remaining in respect of a fractional Share shall be held by the Company and added to any subsequent cash dividends or distributions paid in respect of Formula Restricted Stock and reinvested in Shares or, if earlier, paid to the Eligible Director upon the lapse of all restrictions upon the Shares in respect of which such dividend or distribution was paid in accordance with Section 5.2(iv) below.

               (iii) Non-Transferability. Until all restrictions upon the Shares of Formula Restricted Stock awarded to the Grantee shall have lapsed in the manner set forth in Section 5.2(iv), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

               (iv) Lapse of Restrictions.

                    (a) General. Twenty-five (25%) percent of the Shares of Formula Restricted Stock (and any deferred dividends and distributions that have been paid in respect of such Shares) shall vest on each of the first four anniversaries of the grant date of such

Formula Restricted Stock. Otherwise, each Grantee shall have the rights with respect to such Formula Restricted Stock as specified in the Plan.

                    (b) Effect of Change in Control. Upon a Change in Control, the restrictions upon Shares of Restricted Stock shall lapse.

               (v) Termination of Services by Grantee. Except as otherwise set forth in this Section 5.2(v), upon the termination of a Grantee’s services as a director, for any reason whatsoever, the unvested Shares of the Formula Restricted Stock (including any deferred dividends and distributions that have been paid in respect of such Shares) shall be forfeited as of the date of such termination. In the event a Grantee’s services as a director of the Company is terminated by reason of the Grantee’s death, the Grantee becoming Disabled, or by reason of the Grantee’s Retirement, then all Formula Restricted Stock (including all deferred dividends and distributions) held by the Grantee shall become immediately vested as of the date of such termination.

     Section 6. Option Grants to Eligible Individuals.

          6.1 Selection of Optionees. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Options to any Eligible Individual. In determining the persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the success and growth of the Company and its Subsidiaries, and such other factors as the Committee, in its discretion, shall deem relevant. Any Eligible Individual who has been granted an Option under a prior stock option plan of the Company may be granted an additional Option or Options under the Plan if the Committee shall so determine.

          6.2 Option Requirements. The Options granted pursuant to this Section 6 shall be authorized by the Committee and shall be evidenced by an Agreement, which Agreement shall include the following terms and conditions:

               (i) Optionee. Each Agreement shall state the name of the Optionee to whom the Option has been granted.

               (ii) Number of Shares. Each Agreement shall state the number of Shares to which that Option pertains.

               (iii) Purchase Price. Each Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares covered by such Option on the date of grant of such Option.

               (iv) Length of Option. Each Option granted pursuant to this Section 6 shall be granted for a period to be determined by the Committee but in no event to exceed more than ten (10) years. However, each Option shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Optionee is employed by the Company or a Subsidiary at the time of such exercise. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the first sentence on this Section 6.2(iv).

               (v) Exercise of Option. Each Optionee shall have the right to exercise his or her Option at the time or times and in the manner specified in the Plan or in the Agreement evidencing such Option. The Committee may accelerate the exercisability of any Option granted to an Eligible Individual or any portion thereof at any time.

          6.3 Types of Stock Options. The Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or its “parent corporation” or a “subsidiary corporation” (as such terms are defined in Section 424 of the Code). Notwithstanding anything to the contrary contained in this Section 6, no Incentive Stock Option shall be granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of the Company, or its parent corporation or subsidiary corporations unless (i) the Option Price at the time such Option is granted is equal to at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Option, and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. Further, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all such plans of the Company and its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000.00).

          6.4 Method of Exercise of Options. Each Option shall be exercised pursuant to the terms of such Option as set forth in the applicable Agreement and pursuant to the terms of the Plan by giving notice to the Company at its principal place of business or other address designated by the Company, accompanied by cash, certified check, delivery of Shares (valued at their Fair Market Value) or, in the case of Options other than Formula Options, other property acceptable to the Committee, in payment of the Option Price for the number of Shares specified. From time to time the Committee may establish procedures relating to effecting such exercises, including procedures for cashless exercises through a registered broker-dealer. No fractional Shares (or cash in lieu thereof) shall be issued as a result of exercising an Option. The Company shall make delivery of such Shares as soon as possible; provided, however, that if any law or regulation or securities exchange rule requires the Company to take action with respect to the Shares specified in such notice before issuance thereof, the date of delivery of such Shares shall then be extended for the period necessary to take such action.

          6.5 Non-Transferability of Options. Except to the extent that, pursuant to the terms of the Plan or an Agreement, an Optionee’s legal representative or estate is permitted to exercise an Option, an Option is exercisable during an Optionee’s lifetime only by the Optionee. The Options shall not be transferable except by will or the laws of descent and distribution.

          6.6 Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable.

          6.7 Buy Out of Option Gains. At any time after any Option becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option and pay to the Optionee the excess of the Fair Market Value of the Shares covered by such Option over the Option Price of such Option at the date the Committee provides written notice (the “Buy Out Notice”) of the intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in Shares, or partly in cash and partly in Shares, as the Committee deems advisable. To the extent payment is made in Shares, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a Share at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional Common Share in satisfaction of this buy out provision.

     Section 7. Stock Appreciation Rights.

          7.1 Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may, either alone or in connection with the grant of an Option, grant to any Eligible Individual Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

          7.2 Stock Appreciation Right Related to an Option. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

               (i) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

               (ii) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last trading date immediately preceding the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

               (iii) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a

Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

          7.3 Stock Appreciation Right Unrelated to an Option. A Stock Appreciation Right unrelated to an Option shall cover such number of Shares as the Committee shall determine.

               (i) Terms; Duration. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, subject to Section 11, only if the Grantee is employed by the Company or a Subsidiary at the time of such exercise.

               (ii) Amount Payable. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

               (iii) Non-Transferability. No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative.

          7.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by giving written notice to the Company at its principal place of business or other address designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

          7.5 Form of Payment. Payment of the amount determined under Section 7.2(ii) or 7.3(ii) may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

          7.6 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable.

     Section 8. Dividend Equivalent Rights. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant Dividend Equivalent Rights to any Eligible Individual in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amounts payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

     Section 9. Performance Awards.

          9.1 Performance Units. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Units, the terms and conditions of which shall be set forth in an Agreement. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Unit represents the right to receive payment as provided in Sections 9.1(i) and (ii) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

               (i) Vesting and Forfeiture. Subject to Sections 9.3(iii) and 9.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

               (ii) Payment of Awards. Subject to Section 9.3(iii) and 9.4, payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates. Subject to Section 9.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

          9.2 Performance Shares. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Performance Shares, the terms and conditions of which shall be set forth in an Agreement. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

               (i) Rights of Grantee. Performance Shares shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, or on such other date as the Committee may determine, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

               (ii) Non-Transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Section 9.2(iii) or 9.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

               (iii) Lapse of Restrictions. Subject to Sections 9.3(iii) and 9.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted. Performance Shares with respect to which Performance Objectives have been attained may also be subject to additional vesting conditions based on continuous service or such other conditions as may be established by the Committee at the time the Award is granted.

               (iv) Treatment of Dividends. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

               (v) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Grantee with respect to such Performance Shares, free of all restrictions hereunder.

          9.3 Performance Objectives

               (i) Establishment. Performance Objectives for Performance Awards may be expressed in terms of earnings per share, earnings (which may be expressed as earnings before specified items), return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return or any combination thereof. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Operating Units or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

               (ii) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

               (iii) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

          9.4 Effect of Change in Control. Unless the Committee determines otherwise at the time of grant of a Performance Award, in the event of a Change in Control:

               (i) With respect to Performance Units, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control.

               (ii) With respect to Performance Shares, all restrictions shall lapse immediately on all outstanding Performance Shares as if all Performance Objectives had been satisfied at the highest level by the Company and the Grantee.

          9.5 Non-Transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

     Section 10. Share Awards. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual a Share Award on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

     Section 11. Effect of a Termination of Employment on Options and Awards.

          11.1 Earlier Termination of Employment. Upon the termination of an Optionee’s or Grantee’s employment with the Company and its Subsidiaries, for any reason whatsoever, except as otherwise set forth in this Section 11, in an Agreement or, with the consent of such individual, as determined by the Committee at any time prior to or after such termination, Options and Awards granted to such individual will be treated as follows:

               (i) Any Options and Stock Appreciation Rights will terminate as to all Shares covered by such Options or Stock Appreciation Rights that have not been exercised as of the date of such termination.

               (ii) Any unvested portion of any Restricted Stock or Stock Units will be immediately forfeited.

               (iii) Any Performance Shares or Performance Units will terminate.

               (iv) Any other Awards to the extent not vested will terminate.

          11.2 Upon Death or Disability. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment is terminated with the Company and its Subsidiaries as a result of such individual’s death or such individual becoming Disabled, Options and Awards granted to such individual will be treated as follows:

               (i) Any Options or Stock Appreciation Rights shall become immediately exercisable as of the date of such termination of employment, and the Optionee or Grantee, or in the event the Optionee or Grantee is incapacitated and unable to exercise the rights granted hereunder, the individual’s legal guardian or legal representative, or in the event the Optionee or Grantee dies, the estate of the deceased individual, shall have the right to exercise any rights the Optionee or Grantee would otherwise have had under the Plan for a period of one year after the date of such termination (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

               (ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

               (iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee or the Grantee’s estate will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

          11.3 Upon Retirement. Except as otherwise provided in an Agreement, in the event an Optionee’s or Grantee’s employment with the Company and its Subsidiaries is terminated by reason of such individual’s Retirement, Options and Awards granted to such individual will be treated as follows:

               (i) With respect to any Options and Stock Appreciation Rights, for a period of 48 months following the date of such Retirement (but in no event beyond the maximum term of the Option or Stock Appreciation Right), the Options or Stock Appreciation Rights shall remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee shall have the right to exercise any rights the individual would otherwise have had under the Plan. Notwithstanding the foregoing, in the event that an Optionee does not exercise an Incentive Stock Option prior to the expiration of the three-month period after the date of the Optionee’s Retirement, such Option shall be treated as a Nonqualified Stock Option upon exercise.

               (ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

               (iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on the number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

          11.4 Upon Termination of Employment in Connection with Certain Dispositions. Except as otherwise provided in an Agreement, in the event an Optionee’s or

Grantee’s employment with the Company and its Subsidiaries is terminated without Cause in connection with a disposition of one or more restaurants or other assets by the Company or its Subsidiaries, or in connection with a sale or other disposition of a Subsidiary, the Options and Awards granted to such individual will be treated as follows:

               (i) With respect to Options and Stock Appreciation Rights, such Award will remain outstanding and (i) to the extent not then fully vested, will continue to vest in accordance with the applicable vesting schedule, and (ii) the Optionee or Grantee will have the right to exercise any rights the individual would otherwise have had under the Plan for a period of one year following the date of such termination of employment (but in no event beyond the maximum term of the Option or Stock Appreciation Right).

               (ii) Any unvested portion of any Restricted Stock or Stock Units will become immediately vested.

               (iii) Any Performance Shares or Performance Units will remain outstanding and the Grantee will be entitled to a pro-rata portion of the payment otherwise payable in respect of the Award (based on number of full weeks the Grantee was employed by the Company or a Subsidiary during the applicable Performance Cycle over the total number of weeks in such Performance Cycle), which will be paid on the date the Award would have been paid if the Grantee had remained employed with the Company or a Subsidiary.

     Section 12. Effect of Change in Common Shares Subject to the Plan.

          12.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iv) the number and class of Shares or other securities in respect of which Formula Options are to be granted under Section 5 and (v) the Performance Objectives.

          12.2 Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

          12.3 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

     Section 13. Effect of Certain Transactions. Subject to Sections 4.1(iii)(b), 4.2(iii), 6.6, 7.6 and 9.4 or as otherwise provided in an Agreement, following (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 13 shall be conclusively presumed to be appropriate for purposes of Section 12.

     Section 14. Listing and Registration of Common Shares. If at any time the Board shall determine that listing, registration or qualification of the Shares covered by an Option or Award upon any securities exchange or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of Shares under the Option, the Option may not be exercised in whole or in part, and Shares shall not be delivered in connection with any other Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 15. Misconduct. In the event that an Optionee or Grantee has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company or its Subsidiaries, or (ii) breached any contract with or violated any fiduciary obligation to the Company or its Subsidiaries, or (iii) engaged in unlawful trading in the securities of the Company or its Subsidiaries or of another company based on information gained as a result of that Optionee’s or Grantee’s employment with, or status as a director to, the Company or its Subsidiaries, then that Optionee or Grantee shall forfeit all rights under any outstanding Option or Award granted under the Plan and all of that Optionee’s or Grantee’s outstanding Options or Awards shall automatically terminate, unless the Committee shall determine otherwise.

     Section 16. Payment Following Death or Incapacity. In the event any amounts or Shares become payable or issuable pursuant to an Award or Option after the Grantee or Optionee dies or becomes incapacitated, such amounts or Shares shall be paid or issued, in the case of death, to the decedent’s estate or, in the case of incapacity, to the Grantee’s or Optionee’s legal guardian or legal representative.

     Section 17. Foreign Employees. Without amending the Plan, the Committee may grant Options or Awards to Eligible Individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.

     Section 18. Deferral of Payments or Vesting. Notwithstanding anything to the contrary contained herein, the Committee may provide for the deferral of the issuance or vesting in Shares or the payment of cash in respect of an Option or Award granted under the Plan. The terms and conditions of any such deferral shall be set forth in the Agreement evidencing such Option or Award.

     Section 19. No Rights to Options, Awards or Employment. No individual shall have any claim or right to be granted an Option or Award under the Plan. Having received an Option or Award under the Plan shall not give an individual any right to receive any other grant under the Plan. No Optionee or Grantee shall have any rights to or interest in any Option or Award except as set forth herein. Neither the Plan nor any action taken herein shall be construed as giving any individual any right to be retained in the employ of the Company or its Subsidiaries, or as a member of the Board.

     Section 20. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

     Section 21. Withholding of Taxes.

          21.1 At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, an Optionee or Grantee may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

     21.2 If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

     Section 22. Amendment or Termination; Duration. The Board may amend or terminate the Plan at any time, provided that the Board shall not make any change in the Options or Awards that will impair the rights of the Optionee or Grantee therein, without the consent of the Optionee or Grantee.

     Section 23. Other Actions. The Plan shall not restrict the authority of the Committee, the Board or of the Company or its Subsidiaries for proper corporate purposes to grant or assume stock options, other than under the Plan, to or with respect to any employee, director or other person. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     Section 24. Costs and Expenses. Except as provided in Section 19 hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company, and shall not be charged to any grant nor to any Employee receiving a grant.

     Section 25. Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     Section 26. Laws Governing Plan. The Plan shall be construed under and governed by the laws of the State of Ohio.

     Section 27. Captions. The captions to the several sections hereof are not a part of the Plan, but are merely guides or labels to assist in locating and reading the several sections hereof.

     Section 28. Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to the approval of the Plan by the affirmative vote of the holders of a majority of the Company’s securities that are voted on the issue of the approval of the Plan at a meeting of stockholders duly held in accordance with the applicable laws of the State of Ohio.

     Section 29. Definitions. Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the respective meanings set forth below:

          29.1 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          29.2 “Award” means a grant of Restricted Stock, a Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

          29.3 “Board” means the Board of Directors of the Company.

          29.4 “Cause” means:

               (i) in the case of an Eligible Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

               (ii) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect following a Change in Control; and

               (iii) in all other cases, (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct in the performance of duties, (c) intentional violation of Company or applicable Subsidiary policy, (d) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (e) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that following a Change in Control clause (a) of this Section 29.4(iii) shall not constitute “Cause.”

          29.5 “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          29.6 “Change in Control” shall mean the occurrence of:

                    (A) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange

Act) of thirty percent (30%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, as “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

                    (B) The individuals who, as of Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

                    (C) The consummation of:

                         (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

                              (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                              (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Company, and

                              (3) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any

Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Company’s then outstanding voting securities or its common stock;

                         (ii) A complete liquidation or dissolution of the Company; or

                         (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of the Plan provided a Change in Control shall actually have occurred.

          29.7 “Code” means the Internal Revenue Code of 1986, as amended.

          29.8 “Disabled,” with regard to any particular Optionee or Grantee, shall have the meaning (i) set forth in Section 22(e)(3) of the Code, in the context of determining the period during which Incentive Stock Options granted to an Optionee may be exercised and (ii) set forth in the Company’s long term disability program applicable to such Optionee or Grantee in all other contexts or, if no long term disability program is applicable to such Optionee or Grantee, as set forth in the Company’s long term disability program generally applicable to officers of the Company.

          29.9 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

          29.10 “Eligible Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

     29.11 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director or employee of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

          29.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          29.13 “Fair Market Value” on any date shall be equal to the mean of the high and low prices at which Shares are traded on the New York Stock Exchange on such date.

          29.14 “Formula Restricted Stock” means Shares of Restricted Stock granted pursuant to Section 5.

          29.15 “Grantee” means a person to whom an Award has been granted under the Plan.

          29.16 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

          29.17 “Nonemployee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

          29.18 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

          29.19 “Operating Unit” means any operating unit or division of the Company designated as a Operating Unit by the Committee.

          29.20 “Option” means a Nonqualified Stock Option, an Incentive Stock Option, a Formula Option, or any or all of them.

          29.21 “Optionee” means a person to whom an Option has been granted under the Plan.

          29.22 “Option Price” means the price at which a Share covered by an Option granted hereunder may be purchased.

          29.23 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          29.24 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

          29.25 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section

162(m)(4)(C) of the Code and the regulations promulgated thereunder. Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation.

          29.26 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Operating Unit will be measured.

          29.27 “Performance Objectives” has the meaning set forth in Section 9.3.

          29.28 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 9.2.

          29.29 “Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1.

          29.30 “Plan” means this Wendy’s International, Inc. 2003 Stock Incentive Plan, as amended and restated from time to time.

          29.31 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 4.1.

          29.32 “Retirement” means (i) in the case of an employee of the Company or a Subsidiary, the termination of employment at or after attaining age 55 with at least ten (10) years of service (as defined in the Company’s qualified retirement plans), other than by reason of death, Disability or for Cause and (ii) in the case of a member of the Board, termination of membership on the Board at or after attaining age 55 with at least three (3) years of service as a member of the Board, other than by reason of death, Disability or for Cause.

          29.33 “Share Award” means an Award of Shares granted pursuant to Section 10.

          29.34 “Shares” means shares of the common stock, without par, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

          29.35 “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

          29.36 “Stock Unit” means a right granted to an Eligible Individual under Section 4.2 representing a number of hypothetical Shares.